Exhibit 5.1

NLS Pharmaceutics Ltd Alter Postplatz 2 6370 Stans Switzerland

Wenger Vieli Ltd.

Dufourstrasse 56

P.O. Box

8034 Zurich

Andreas Hünerwadel *

Dr. iur. | LL.M. | Attorney at law

Partner

+41 58 958 55 11

a.huenerwadel@
wengervieli.ch

Pascal Honold *

lic. iur. | LL.M. | Attorney at law

Partner

+41 58 958 55 44

p.honold@
wengervieli.ch

CHE-100.791.342 MWST

AHN / PHO
NLS Pharmaceutics Ltd – Registration Statement on Form F-1	22. October 2021

Ladies and Gentlemen,

We have acted as special Swiss counsel to NLS Pharmaceutics Ltd, a stock corporation incorporated under the laws of Switzerland (the “Company”), in connection with the filing of a Registration Statement on Form F-1 on or around the date hereof (as amended, the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale of up to 2,680,211 of the Company’s common shares, par value of CHF 0.02 per share (the “Shares”) by YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Selling Shareholder”), which consist of (i) 26,203 Shares (the “Commitment Shares”) issued to the Selling Shareholder as partial consideration for its irrevocable commitment to purchase Shares in line with an equity distribution agreement dated as of 27 September 2021, between the Company and the Selling Shareholder (the “Purchase Agreement”), (ii) 1,313,232 Shares (the “Equity Investment Shares”; Commitment Shares and Equity Investment Shares hereafter together the “Initial Shares”) issued to the Selling Shareholder upon execution of the Purchase Agreement and (iii) 1,340,776 Shares (the “Purchase Shares”) that may be offered to the Selling Shareholder from time to time as set forth in the Purchase Agreement.

As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).

Page 1 / 4	* Registered in the Bar Register of the Canton of Zurich

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents (as defined hereafter), and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the “Documents”):

1.	an electronic copy of the articles of association (Statuten) of the Company dated 29 January 2021 (the “Articles 1”), as filed with the Commercial Register of the Canton of Nidwalden;

2.	an electronic copy of the resolutions of the Company’s board of directors dated 11 October 2021 regarding the issuance of the Initial Shares by means of an authorized capital increase;

3.	an electronic copy of the notarized resolutions of the Company’s board of directors dated 13 October 2021 regarding the implementation of the authorized capital increase (Feststellungsbeschluss) for the issuance of the Initial Shares and the corresponding amendments to the Articles 1;

4.	an electronic copy of the certified excerpt from the commercial registry of the Canton of Nidwalden in respect of the Company dated 15 October 2021;

5.	an electronic copy of the excerpt of the electronic publication in the SHAB (Swiss Official Gazette of Commerce) in respect of the Company dated 19 October 2021; and

6.	an electronic copy of the articles of association (Statuten) of the Company dated 13 October 2021 (the “Articles 2”), as filed with the Commercial Register of the Canton of Nidwalden.

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

II.	Assumptions

In rendering the opinion below, we assumed:

a)	the genuineness of all signatures;

b)	the completeness of and conformity to the originals of all Documents submitted to us as copies;

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c)	to the extent relevant for purposes of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

d)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion; and

e)	the board of directors of the Company has in respect of the Initial Shares, or will have in respect of the Purchase Shares, validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Shares.

III.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)	the Initial Shares are validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Initial Shares).

b)	The Purchase Shares once issued, will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Purchase Shares), if and to the extent the following conditions 1)-3) have been cumulatively met:

1)	prior to the issuance of the Purchase Shares, (i) the board of directors of the Company will have duly authorized the issuance and sale of such Purchase Shares (in particular a resolution of the Company’s board of directors regarding the implementation of the authorized capital increase (Feststellungsbeschluss) was made) and such authorization will not have been amended and will be in full force and effect until the issuance of all Purchase Shares and (ii) the Purchase Shares are fully paid-in as to their nominal value on a bank account of a licensed bank in Switzerland; and

2)	the Purchase Shares are issued from the Company’s authorized share capital as per article 3a of the Articles 2 and such authorized share capital will still be available at the time of the issuance of the Purchase Shares in an extent to cover the issuance of the Purchase Shares; and

3)	the corresponding share capital increase in connection with the Purchase Shares has been registered into the Commercial Register of the Canton of Nidwalden and published in the SHAB (Swiss Official Gazette of Commerce).

IV.	Qualifications

This opinion is subject to the following qualifications:

a)	This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss language. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Swiss law and that any dispute arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of Zurich 1, Switzerland.

This opinion is given as of the date hereof. We have no responsibility to notify you of changes of law or facts affecting the opinions expressed herein that occur or come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

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Yours faithfully,

Wenger Vieli Ltd.

By:	/s/ Andreas Hunerwadel
Name:	Andreas Hünerwadel

By:	/s/Pascal Honold
Name:	Pascal Honold

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